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                                     EXHIBIT 10.4


                           UNCONDITIONAL GUARANTY OF LEASE

         THIS UNCONDITIONAL GUARANTY OF LEASE (this "Guaranty") dated as of this 1st day of January, 1996, is given by SUN HEALTHCARE GROUP, INC., a Delaware corporation ("Guarantor") to Skyview Associates, an Illinois limited partnership ("Lessor").

                                          I

                                       Recitals

    1.1 DESCRIPTION OF ORIGINAL LEASE. Lessor and Don Bybee and A. Keith Holloway (collectively, the "Original Lessee") entered into that certain Lease Agreement dated August 1, 1987 (the "Original Lease"), pursuant to which Lessor leased to Original Lessee and Original Lessee leased from Lessor a nursing home facility (the "Facility") located in Twin Falls, Idaho and located on the land more particularly described on Exhibit "A" to the Lease.

    1.2 DESCRIPTION OF ASSIGNMENT OF LEASE. Pursuant to that certain West Magic Assignment and Assumption Agreement dated effective as of January 1, 1996 (the "Assignment Agreement"), Original Lessee assigned all of its right, title and interest in, to and under the Original Lease to Sunrise Healthcare Corporation, a New Mexico corporation ("Lessee"), and Lessee assumed all of Original Lessee's duties and obligations under the Original Lease, and pursuant to the terms of the Original Lease, the Assignment Agreement and the transactions contemplated thereby require the written consent of Lessor. As a condition to giving its consent to the Assignment Agreement and the transactions contemplated thereby, Lessor has required that Guarantor execute and deliver this Guaranty.

    1.3 AMENDMENT OF ORIGINAL LEASE. Concurrently with the execution and delivery of this Guaranty, Lessor and Lessee have entered into that certain First Amendment to Lease Agreement dated of even date herewith (the "First Amendment") in which Lessor and Lessee agree to amend certain provisions of the Original Lease, all as more particularly set forth in the First Amendment. The Original Lease, as amended by the First Amendment, is referred to herein as the "Lease". This Guaranty is made in order to induce Lessor to consent to the Assignment Agreement and the transactions contemplated thereby.


                                          II

                                     THE GUARANTY

    2.1  GUARANTY.  Guarantor hereby absolutely and unconditionally guarantees:

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         (a)  The prompt payment of each installment of fixed annual rent and
Additional Rent (as defined in the Lease) when and as the same become due under the terms of the Lease;

         (b) The prompt payment of all other sums payable by Lessee to Lessor or any other person under the terms of the Lease, including, without limitation, tax and any other deposits required under the terms of the Lease and damages due to default by Lessee under the Lease; and

         (c) The full and timely performance of each and every other obligation of Lessee under the Lease;

for which Guarantor shall be jointly and severally liable with Lessee (the items described in clauses (a), (b) and (c) above are hereinafter referred to as the "Guarantor's Obligations").

    2.2 Guarantor absolutely and unconditionally covenants and agrees that, in the event that Lessee is unable to, or does not, pay, perform, or satisfy any of the obligations or liabilities of Lessee under the Lease (the "Lessee's Liabilities") in a full and timely manner, for any reason, including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting, the status, composition, identity, existence, assets or obligations of Lessee, or the disaffirmance or termination of any of the Lessee's Liabilities in or as a result of any such proceedings, Guarantor shall pay, perform or satisfy the Lessee's Liabilities and that no such occurrence shall in any way reduce or affect the Guarantor's Obligations hereunder. Upon the occurrence of a default in the prompt payment, timely performance and satisfaction in full of Lessee's Liabilities, all of the Guarantor's Obligations shall, at the election of Lessor, become immediately due and payable, provided, however, that nothing herein shall be construed as granting Lessor any greater rights or remedies against Guarantor as a result of a breach by Lessee of its obligations under the Lease than Lessor has against Lessee as a result thereof under the terms of the Lease.

    2.3 Guarantor shall be directly and primarily liable, jointly and severally with Lessee, for all of the foregoing. Lessor's rights under this Guaranty shall be exercisable by action against Guarantor or joined with any action against Lessee. Lessor need not proceed against Lessee as security for Lessee's Liabilities or exhaust its remedies against Lessee or exercise any of the other remedies available to Lessor under the Lease, prior to, concurrently with or after proceeding against Guarantor to collect the full amount of the Guarantor's Obligations hereunder. In the event that the Lessor may have collected all or any part of Lessee's Liabilities and a claim for repayment of all or any part thereof is made against Lessor, the liability of Guarantor hereunder as to the amount so collected but subject to such claim shall not be discharged or affected.


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                                         III

                                   OTHER PROVISIONS

    3.1 ACTIONS BY LESSOR NOT TO AFFECT LIABILITY. The liability of Guarantor hereunder shall not be affected by:

         (a) The renewal, extension, modification or termination of the Lease by lapse of time or otherwise (all of which are hereby authorized by Guarantor) or a release or limitation of the liability of Lessee or Lessee's estate under the Lease in any bankruptcy or insolvency proceeding;

         (b) Any extension in the time for making any payment due under the Lease or acceptance of partial payment or performance from Lessee;

         (c) The acceptance or release by Lessor of any additional security for the performance of Lessee's obligations under the Lease;

         (d) The failure during any period of time whatsoever of Lessor to attempt to collect any amount due under the Lease from Lessee or to exercise any remedy available under such Lease or any other security instrument given as security for performance of the same, in the event of a default in the performance by Lessee of the terms of the Lease;

         (e) Lessor's consent to any assignment or successive assignments of the Lease, or any subletting or successive subletting of the Demised Premises (as defined in the Lease);

         (f) Any assignment or successive assignments of Lessor's interest under the Lease (whether absolute or as collateral);

         (g) Lessor's consent to any changed, expanded or different use of any or all of the Demised Premises;

         (h) The assertion by Lessor against Lessee of any rights or remedies reserved or granted to Lessor under the Lease, including the commencement by Lessor of any proceedings against Lessee; or

         (i) Any dealings, transactions or other matter occurring between Lessor and Lessee;

whether or not Guarantor shall have knowledge or have been notified of or agreed to any of the foregoing.

    3.2  WAIVERS.  Guarantor hereby expressly waives:

         (a)  Notice of acceptance of this Guaranty;

         (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever,


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    including, without limitation, notice of any event or matter described in
    Section 3.1 hereof;

         (c)  Any and all claims or defenses based upon lack of diligence in:

                (i) collection of any amount the payment of which is guaranteed hereby;

               (ii) protection of any collateral or other security for the Lease;

              (iii)  realization upon any other security given for the Lease;
                     or

               (iv) the discharge, liquidation or reorganization of Lessee in bankruptcy or the rejection of the Lease by Lessee or a trustee in bankruptcy.

         (d)  Any and all defenses of suretyship;

    3.3 NATURE OF REMEDIES. No delay or ommission on the part of Lessor in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Lessor hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Lessor by operation of law or under the Lease, and Lessor may exercise its remedies hereunder without the necessity of any notice to Lessee or Guarantor of nonpayment, nonobservance, nonperformance or other default by Lessee under the Lease.

    3.4 COSTS OF COLLECTION. Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Lessor, Lessor shall be entitled to collect from Guarantor, Lessor's costs of collection, including, without limitation, reasonable attorneys' fees.

    3.5 MECHANIC'S LIENS OR OTHER LIENS. Notwithstanding any provision of this Guaranty to the contrary, in the event that any mechanic's liens, laborer's and/or materialman's claims (collectively, the "Mechanic's Liens") are filed against the Leased Property (as defined in the Lease), or any part thereof, and not paid or discharged by Lessee in accordance with the terms of the Lease, Lessor shall be entitled pursuant to this Guaranty to collect from Guarantor from and after the expiration or earlier termination of the Lease, the total aggregate amount of such unpaid or undischarged Mechanic's Liens.

    3.6 NO SUBROGATION. Guarantor shall not be subrogated to any of the rights of Lessor under the Lease, or in or to the Demised Premises or to any other rights of Lessor by reason of any of the provisions of this Guaranty or by reason of the performance by Guarantor or any of its obligations hereunder and Guarantor shall


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look solely to Lessee for recoupment of any costs or expenses incurred by
Guarantor in performing its obligations hereunder.

    3.7 ASSIGNMENT. This Guaranty shall not be assignable by Guarantor but shall be binding upon the successors to and legal representatives of Guarantor. This Guaranty shall be assignable by Lessor and shall inure to the benefit of its successors and assigns.

    3.8 GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Illinois. To induce Lessor to accept this Guaranty, Guarantor irrevocably agrees that, subject to Lessor's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY, SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

    3.9 SEVERABILITY. If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

    IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

                             SUN HEALTHCARE GROUP, INC.,  a
                             Delaware corporation



                             By:  /S/  WILLIAM C. WARRICK
                                  ---------------------------------------
                             Name:     William C. Warrick
                             Title:    Corporate Vice President

                             Address:

                             5131 Masthead N.E.
                             Albuquerque, NM 87109



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